                                                             EXHIBIT 10.16

                         AGREEMENT OF PURCHASE AND SALE

                                       AND

                            JOINT ESCROW INSTRUCTIONS

                                 BY AND BETWEEN

                        NORTHERN AUTOMOTIVE CORPORATION,
                             AN ARIZONA CORPORATION
                                   ("SELLER")

                                       AND

                           TRANSATLANTIC REALTY, INC.,
                             A DELAWARE CORPORATION
                                  ("PURCHASER")

                              DATED: MARCH 25, 1996

                                     (#1195)

                                TABLE OF CONTENTS

RECITALS.....................................................................  1

OPERATIVE PROVISIONS.........................................................  1

   ARTICLE 1            Purchase and Sale; Leaseback.........................  1

             1.1        Agreement to Purchase................................  1
             1.2        Purchase Price.......................................  2

   ARTICLE 2            Title; Escrow; Deposit...............................  2

             2.1        Title and Permitted Exceptions.......................  2
             2.2        Escrow...............................................  3
             2.3        Deposit..............................................  3
             2.4        Title Insurance......................................  3
             2.5        Right of Entry and Inspection........................  3
             2.6        Seller Deliveries....................................  4

   ARTICLE 3            Closing; Closing Date; Obligations of Seller and
                         Purchaser; Termination..............................  5
             3.1        Closing and Closing Date.............................  5
             3.2        Obligations of Seller at Closing.....................  5
             3.3        Obligations of Purchaser at Closing..................  5
             3.4        Conditions to Seller's Obligations...................  5
             3.5        Conditions to Purchaser's Obligations................  6
             3.6        Termination..........................................  7
             3.7        Authorization to Complete Documents..................  7
             3.8        Recordations and Deliveries of Escrow Agent..........  7

   ARTICLE 4            Representations; Warranties; Covenants...............  8

             4.1        Seller's Knowledge...................................  8
             4.2        Representations and Warranties of Seller.............  8
             4.3        Representations and Warranties of Purchaser..........  9

   ARTICLE 5            Closing Costs; Prorations; Condemnation..............  9

             5.1        Closing Costs........................................  9
             5.2        Condemnation......................................... 10
             5.3        Casualty............................................. 10

   ARTICLE 6            Brokerage Commissions................................ 10

             6.1        Brokers.............................................. 10

   ARTICLE 7            Miscellaneous........................................ 11

             7.1        Survival of Terms.................................... 11
             7.2        Binding Effect and Assignment........................ 11
             7.3        Entire Agreement..................................... 11
             7.4        Headings............................................. 11
             7.5        Interpretation....................................... 11
             7.6        Notices.............................................. 11
             7.7        Governing Law........................................ 12
             7.8        Severability......................................... 12
             7.9        Attorneys' Fees...................................... 12
             7.10       Waiver............................................... 12
             7.11       Time of Essence...................................... 12
             7.12       Covenant of Good Faith............................... 12
             7.13       Inaction as Approval................................. 12
             7.14       Reference to Days.................................... 13
             7.15       Other Documents...................................... 13
             7.16       Counterparts......................................... 13

SIGNATURES................................................................... 14

EXHIBIT A       -         Descriptions of Land Parcels, Physical Addresses and
                           Purchase Price Allocations

EXHIBIT B       -          Memorandum of Lease

EXHIBIT C       -          Form of Lease

EXHIBIT D       -          Non-Foreign Affidavit

                        AGREEMENT OF PURCHASE AND SALE
                                      AND
                           JOINT ESCROW INSTRUCTIONS

           This Agreement of Purchase and Sale and Joint Escrow Instructions ("AGREEMENT") is entered into effective __________________________, 1996
("EFFECTIVE DATE") by and between NORTHERN AUTOMOTIVE CORPORATION, an Arizona corporation ("SELLER") and TRANSATLANTIC REALTY, INC., a Delaware corporation ("PURCHASER"). Seller and Purchaser are sometimes hereinafter referred to individually as "party" and collectively as "parties".

                                   RECITALS

           This Agreement is made with reference to the following facts:

           A.  Seller holds fee simple title to the "Property" as defined in
Section 1.1 below.

           B. Purchaser desires to purchase the Property from Seller and Seller desires to sell the Property to Purchaser on the terms and conditions contained in this Agreement.

           C. Concurrently with such purchase and sale, Seller intends to lease the Property from Purchaser and Purchaser intends to lease the Property to Seller pursuant to the terms of a separate lease agreement (the "LEASE") in the form of EXHIBIT "C" attached hereto.

                             OPERATIVE PROVISIONS

           In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

                                   ARTICLE 1

                         PURCHASE AND SALE; LEASEBACK

           1.1 AGREEMENT TO PURCHASE. Purchaser agrees to purchase and Seller agrees to sell, for the Purchase Price (as defined in Section 1.2 below) and subject to and upon each and all of the terms and conditions hereinafter set forth, all of the following (collectively, the "PROPERTY"):

                      (a) the parcels of land legally described on EXHIBIT "A", attached hereto and made a part hereof having addresses at the locations identified on EXHIBIT "A", together with all of Seller's right, title and interest, if any, in and to all easements, rights-of-way, appurtenances, and other rights and benefits thereunto belonging, and to all public or private streets, roads, avenues, alleys, or passways open or proposed, on or abutting said parcels of land, and to any award made to or to be made in lieu thereof, and in and to any award for damage to said parcel of land or any part thereof by reason of a change of grade in any street, alley, road or avenue, as aforesaid (the "LAND PARCEL");

                      (b) all of the buildings, parking lots, driveways, and other improvements of every kind and description on, over and under the Land Parcels; all building fixtures, facilities, conduits, ducts, hot water heaters, oil burners, domestic water systems and installations to provide fire protection, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, gas, sewer and water thereto, which are used solely for the operation of buildings (collectively, the "IMPROVEMENTS"); but excluding all of the following whether or not located at or affixed in any way to the Land Parcels, the buildings or Improvements: all furniture, trade fixtures, equipment, telephone systems, security systems, computer systems, cash registers, music systems, credit and debit card systems, satellite systems, aisle racks, aisle shelving, displays, signage (excluding any structural components of such signage) and all items of tangible personal property (collectively, the "EXCLUDED ASSETS");

                      (c) all intangible property used in connection with the ownership of the Land and Improvements including, without limitation, all contract rights, guarantees, licenses, permits, registrations and warranties relating solely to the ownership or the maintenance of the Land or the Improvements, or both including without limitation, all licenses, permits and registrations pertaining to any clean-up or remediation of Hazardous Materials (as defined in Subsection 4.1(h)(ii)) on or about the Premises, to the extent such permits and registrations are necessary and may be assigned to Purchaser but excluding any rights to the name Northern Automotive, Kragen, Checker, Schuck's or any goodwill of Seller (the "INTANGIBLE PERSONAL PROPERTY").

The Land Parcel and its related Improvements and Intangible Personal Property are sometimes herein referred to as the "SITE".

           1.2 PURCHASE PRICE. The purchase price to be paid by the Seller for the Property shall be ______________________________________________________
Dollars ($__________) (the "PURCHASE PRICE") . The Purchase Price shall be paid at the "Closing" (hereinafter defined) by bank wire of immediately available funds in United States currency.

                                   ARTICLE 2

                            TITLE; ESCROW; DEPOSIT

           2.1 TITLE AND PERMITTED EXCEPTIONS. The Property shall be conveyed by Seller to Purchaser by general warranty deed (the "DEED") and shall not be subject to any liens, charges, encumbrances, easements, restrictions, rights of way, conditions, tenancies, exceptions or restrictions, other than the exception set forth on EXHIBIT "B" (the "PERMITTED EXCEPTIONS") and those deemed approved by Purchaser in writing prior to the Closing.

           2.2 ESCROW. On the Effective Date, the parties may open escrow ("ESCROW") at Transamerica Title Insurance Company ("ESCROW AGENT") for the purpose of completing the purchase and sale contemplated herein. This Agreement (as may be modified by the parties hereinafter) shall constitute the escrow instructions for the Escrow in addition to Escrow Agent's standard form escrow instructions as Escrow Agent may reasonably require in order to carry out the provisions of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the provisions of Escrow Agent's standard form escrow instructions, the provisions of this Agreement shall govern.

           2.3 DEPOSIT. Upon the opening of Escrow, Purchaser shall deposit with Escrow Agent the sum of Fifty Thousand and No/100 Dollars ($50,000.00). Such deposit shall be placed by Escrow Agent into an interest bearing account. Such deposit, together with all interest accrued thereon, is referred to hereinafter as the "DEPOSIT". Subject to the provisions of this Agreement, the Deposit shall be applied as a credit against the Purchase Price on the Closing Date (it being hereby agreed that the Deposit shall not be deemed applicable to any Deferred Sites, as hereinafter defined).

           THE DEPOSIT SHALL BE FULLY REFUNDABLE TO PURCHASER IF THE ESCROW FAILS TO CLOSE AS A RESULT OF THE FAILURE OF A CONDITION FOR THE BENEFIT OF PURCHASER. HOWEVER, IF THE ESCROW FAILS TO CLOSE AS A RESULT OF A DEFAULT BY PURCHASER, SELLER AND PURCHASER AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL RESULTING DAMAGES TO SELLER AND THAT THE DEPOSIT CONSTITUTES A REASONABLE ESTIMATE OF SUCH DAMAGES AND IN SUCH EVENT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES. ANY SUCH PAYMENT OF LIQUIDATED DAMAGES TO SELLER SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER HEREUNDER. IMMEDIATELY UPON ANY DEFAULT OF PURCHASER WHICH RESULTS IN THE FAILURE OF THE CLOSE OF ESCROW, PURCHASER SHALL AUTHORIZE ESCROW AGENT TO PAY THE DEPOSIT TO SELLER AND PURCHASER SHALL SIGN AND DELIVER TO ESCROW AGENT ESCROW CANCELLATION INSTRUCTIONS AND ALL OTHER DOCUMENTS REQUIRED BY ESCROW AGENT TO UNCONDITIONALLY INSTRUCT AND ENABLE ESCROW AGENT TO CANCEL ESCROW AND DELIVER THE DEPOSIT TO SELLER.

(Initial)       ___________                              ___________
                Seller                                   Purchaser

           2.4 TITLE INSURANCE. At the Closing (as defined in Section 3.1 below) Seller, at its sole cost and expense, shall cause Escrow Agent to deliver an assignment of Seller's existing title policies for the Site to Purchaser (the "TITLE ASSIGNMENT").

           2.5 RIGHT OF ENTRY AND INSPECTION. Prior to the Closing Date, Purchaser and its representatives, agents and contractors shall have the right, upon at least two (2) days prior written notice to Seller, to enter upon the Property and conduct reasonable inspections thereof from time to time in connection with the purchase and sale contemplated hereunder only on week days and during the normal business hours of Seller's business at the Property. In no event, shall Purchaser, its agents, representatives or contractors unreasonably interfere with Seller's business at the Property. Purchaser shall be solely responsible for all costs, expenses and fees in connection with such entry and inspection. Purchaser hereby agrees to defend, indemnify and hold Seller harmless from and against any and all liabilities, losses, damages, claims, costs and fees (including, without limitation, reasonable attorneys' fees) arising from or in any way in connection with such entry and inspection by any one or more of Purchaser, its representatives, agents and contractors.

           2.6 SELLER DELIVERIES. Seller shall, within or before the thirty (30) day period immediately following the date of the opening of Escrow, deliver one
(1) copy of each of the following to Purchaser:

                      (a) A Preliminary Environmental Audit (Phase I) for the Land Parcel (the "ENVIRONMENTAL REPORT");

                      (b) An existing survey of the Land Parcel;

                      (c) A set of as built plans and design specifications for the Improvements located on the Land Parcel;

                      (d) A Certificate of Occupancy for the building on the Land Parcel if such building has been completed;

                      (e) Evidence of current zoning of the Land Parcel; and

                      (f) Financial statements of Seller for the last two (2) fiscal years.

           Within the fifteen (15) day period immediately following the date of Purchaser's receipt of all of the items set forth in (a) through (f) above, Purchaser shall provide Seller with written notice setting forth Purchaser's approval or disapproval of each item. Seller, at its cost, may, but is not be obligated to, undertake to modify the disapproved items to the reasonable satisfaction of Purchaser. In the event Seller elects not to, or is unable to reasonably satisfy Purchaser as to any disapproved item on or before the Closing Date (as defined in Section 3.1), Purchaser, at its option may (i) purchase the Property without an adjustment in the Purchase Price or (ii) rescind this Agreement, in which case this Agreement shall be of no further force and effect and the Deposit shall be returned to Purchaser. All items not disapproved in writing by Purchaser within the fifteen (15) day period immediately following the date of Purchaser's receipt of all of the items set forth in (a) through (f) above shall be deemed unconditionally approved by Purchaser.

                                   ARTICLE 3

                       CLOSING; CLOSING DATE; OBLIGATIONS
                      OF SELLER AND PURCHASER; TERMINATION

           3.1 CLOSING AND CLOSING DATE. The purchase and sale of the Property shall be consummated at a closing ("CLOSING") which shall be held at the offices of Escrow Agent or at such other place as mutually agreed upon by Seller and Purchaser on a date as mutually agreed by the parties, but in no event later than ______________ unless extended by mutual agreement of Seller and Purchaser in the form of an amendment to this Agreement or by supplemental escrow instructions signed by the parties. The actual date of the Closing is referred to hereinafter as the "CLOSING DATE". All documents executed and delivered at the Closing shall be dated as of the Closing Date.

           3.2 OBLIGATIONS OF SELLER AT CLOSING. At the Closing, Seller shall:

                      (a) Execute, acknowledge and deliver the Deed to Escrow Agent, together with a bill of sale for the Intangible Personal Property;

                      (b) Execute and deliver four (4) executed original counterparts of the Lease to Escrow Agent;

                      (c)  Execute, acknowledge and deliver to Escrow Agent one
(1) executed original counterpart of a Memorandum of Lease in substantially the form of EXHIBIT "B" attached hereto and incorporated herein by reference for the Lease ("MEMORANDUM"); and

                      (d) Deliver into Escrow any other documents, instruments, records or agreements which Seller is required to deliver into Escrow hereunder.

           3.3 OBLIGATIONS OF PURCHASER AT CLOSING. At the Closing, Purchaser shall:

                      (a)  Deliver the Purchase Price to Escrow Agent;

                      (b) Execute and deliver four (4) executed original counterparts of the Lease to Escrow Agent; and

                      (c)  Execute, acknowledge and deliver to Escrow Agent one
(1) executed original counterpart of the Memorandum to Escrow Agent; and

                      (d) Deliver into Escrow any other documents, instruments, records or agreements which Purchaser is required to deliver into Escrow hereunder.

           3.4 CONDITIONS TO SELLER'S OBLIGATIONS. In addition to the fulfillment of Purchaser's obligations herein and the other conditions provided in this Agreement for the benefit of Seller, the obligation of Seller to sell the Property to Purchaser is subject to fulfillment of each of the following conditions within the time provided herein, or if no time is provided, no later than the Closing Date:

                      (a) The representations and warranties of Purchaser contained or referred to in this Agreement shall be true as of the Closing Date.

                      (b) Purchaser shall have performed all of its obligations under this Agreement that are to be performed by Purchaser before or at Closing.

                      (c) All conditions for Seller's benefit which are satisfied prior to the Closing Date shall remain satisfied as of the Closing Date.

                      (d) Purchaser shall have delivered to Seller a certified copy of Purchaser's certificate of authorization expressly authorizing the purchase, sale and leaseback contemplated herein and in the Lease.

           3.5 CONDITIONS TO PURCHASER'S OBLIGATIONS. In addition to the fulfillment of Seller's obligations herein and the other conditions provided in this Agreement for the benefit of Purchaser, the obligation of Purchaser to purchase the Property from Seller is subject to the fulfillment of each of the following conditions within the time provided herein, or if no time is provided, no later than the Closing Date:

                      (a) The representations and warranties of Seller contained or referred to in this Agreement shall be true as of the Closing Date.

                      (b) Seller shall have performed all of its obligations under this Agreement to be performed by Seller before or at the Closing.

                      (c) All conditions for Purchaser's benefit which have been satisfied prior to the Closing Date shall remain satisfied as of the Closing Date.

                      (d) Escrow Agent shall be irrevocably committed to issue the Title Assignment to Purchaser.

                      (e) Purchaser shall have received from Seller evidence of insurance coverage as required by the Lease.

                      (f) Purchaser shall have received a certified copy of the resolutions of the board of directors of Seller authorizing the purchase, sale and leaseback contemplated herein and in the Lease.

                      (g) Purchaser shall have received Seller's written representations and warranties dated as of the Closing Date that (i) there has been no material adverse change in the financial condition of Seller since the date of the most recent financial statements delivered to Purchaser and there are no conditions existing which would, to Seller's knowledge, cause a material adverse change to the financial condition of Seller; and all financial statements and records of Seller delivered to Purchaser are true, complete and accurate in all material respects and such financial statements have been compiled in accordance with generally accepted accounting principals and accurately set forth the results of the operation of Seller for the periods covered, and (ii) to Seller's knowledge, there has been no material adverse change of the condition of any Site since the opening of Escrow and there are no conditions existing which would cause a material adverse change in the condition of any site since that date.

           3.6 TERMINATION.

                      (a) If any conditions to the Closing are not satisfied as provided in this Agreement, and not because of the default of either party, the party for whose benefit any unsatisfied condition exists may terminate this Agreement and cancel the Escrow, and all funds, including interest, and documents deposited in the Escrow shall be returned to the party depositing the same forthwith. In such event, the cancellation charges of Escrow Agent shall be shared equally between the parties.

                      (b) If the Escrow fails to close as a result of Seller's default, Purchaser may terminate this Agreement and cancel the Escrow and recover from Escrow Agent all funds, including interest, and documents deposited by it in the Escrow. In such event, the cancellation charges of Escrow Agent shall be paid by Seller and Purchaser shall have all available remedies under applicable law or in equity, including without limitation, the right to seek specific performance, in connection with such default.

                      (c) If the Escrow fails to close as a result of Purchaser's default, Seller may terminate this Agreement and cancel the Escrow and recover all documents deposited by Seller into the Escrow and, in such event, the sole remedy of Seller shall be to recover the Deposit pursuant to
Section 1.7. In such event, the cancellation charges of Escrow Agent shall be paid by Purchaser.

           3.7 AUTHORIZATION TO COMPLETE DOCUMENTS. If necessary, Escrow Agent is authorized to insert the Closing Date as the effective date of documents submitted to Escrow.

           3.8 RECORDATIONS AND DELIVERIES OF ESCROW AGENT. When and only when all conditions to Closing have been performed or waived by the parties and all pre-Closing and Closing obligations of the parties have been preformed or waived, Escrow Agent shall, at the Closing;

                      (a) record the Deed, then, immediately thereafter, record the fully executed Memoranda (which may be produced by combining executed original counterparts), in the appropriate official records for the county in which the Site is located;

                      (b) deliver two (2) sets of the fully executed Lease (which sets may be produced by combining executed original counterparts) to each party; and

                      (c)  deliver the Title Assignment to Purchaser.

           Promptly after the Closing, Escrow Agent shall obtain and deliver to each party one (1) set of conformed copies of the recorded Deed and Memorandum.

                                   ARTICLE 4

                     REPRESENTATIONS; WARRANTIES; COVENANTS

           4.1 SELLER'S KNOWLEDGE. Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by James G. Bazlen and Don Watson (the "SELLER'S REPRESENTATIVES"), and any representation or warranty of the Seller is based upon those matters of which Seller's Representative has actual knowledge.

           4.2 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser the following:

                      (a) Seller is a corporation duly organized, validly existing and in good standing in the State of Arizona.

                      (b) Seller is the owner of the fee simple title to the Property.

                      (c) There is no pending or, to the best of Seller's knowledge, threatened condemnation or similar proceeding affecting the Property or any part of the same.

                      (d) All necessary corporate actions have been taken to authorize the execution of this Agreement by Seller and Seller has the power to enter into and perform this Agreement.

                      (e) Seller has the requisite power and authority to own and operate the Property, to enter into this Agreement and to carry out the transactions contemplated hereby and that this Agreement is binding on Seller in accordance with its terms.

                      (f) Seller has obtained all corporate consents which, to Seller's knowledge, are necessary to enter into and perform this Agreement and the Lease.

                      (g) Seller has not received any notice from any governmental authority of any proposed condemnation of any portion of the Property or that the Property or the use thereof is in violation of or in material non compliance with applicable laws; and, to Seller's knowledge, there are presently in effect all material licenses, permits and other authorizations necessary for the use, occupancy and operation of the Property as currently operated.

                      (h) Except as may be disclosed in the Environmental Reports, Seller has received no notice from any governmental authority having jurisdiction over the Property of any uncured violations of any laws, regulations, codes, ordinances, orders or legal requirements affecting the Property, including, without limitation, notices relating to "Hazardous Materials" (as hereinafter defined). For the purpose of this Agreement, "Hazardous Materials" shall mean (a) "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, (b) "hazardous waste" or "solid waste" as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.).

                      (i) There are no outstanding options, purchase contracts, or leases with Seller whereunder title to or possession of the Property has been or may be transferred to a third party.

                      (j) To Seller's knowledge, real property improvements on the Property, have in all material respects, been constructed in accordance with the plans and design specifications to be provided to Purchaser pursuant to Subsection 2.7(c).

                      (k) To Seller's knowledge, Seller's current operation at the Property complies in all material respects with all applicable zoning and use permits for the Property.

                      (l) Seller is not, as of the Effective Date, in default with respect to any obligation (i) for labor or materials performed or supplied in connection with the Property which would give rise to the filing of a mechanics lien against the Property or (ii) under any Permitted Exception.

           4.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller the following:

                      (a) Purchaser is a Delaware corporation organized and validly existing under the laws of the State of Delaware.

                      (b) All consents and authorizations have been obtained and all actions have been taken to fully authorize Purchaser's execution and performance of this Agreement and the Lease.

                      (c) This Agreement, the Lease and all documents required thereby to be executed by Purchaser are and shall be valid, legally binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

                                   ARTICLE 5

                    CLOSING COSTS; PRORATIONS; CONDEMNATION

           5.1 CLOSING COSTS. Purchaser shall pay, in connection with the Closing, the cost of (i) the Title Assignment, (ii) the documentary transfer taxes or other taxes assessed by any local authority on the transfer or leasing of property and (iii) Escrow Agent's escrow fees. Each party shall bear its own travel expenses, attorneys' fees and attorneys' costs and expenses in connection with this Agreement and the purchase, sale and leaseback contemplated herein and in the Lease. Since, pursuant to the Lease, Seller is remaining liable for all property-related monetary obligation, there will be no prorations of any such monetary obligations at Closing.

           5.2 CONDEMNATION. If any portion of the Property, or any interest therein, is taken before the Closing Date as a result of condemnation (including the filing of any notice of intended condemnation or proceedings in the nature of imminent domain), Seller shall immediately give Purchaser notice of the taking. Within the five (5) day period immediately following the date Seller delivers the notice to Purchaser, Purchaser shall elect either (i) to terminate this Agreement and cancel Escrow or (ii) proceed with the purchase of the Property and consummate the transaction contemplated under this Agreement in accordance with its terms and Purchaser shall notify Seller of such election in writing within such five (5) day period. If Purchaser elects option (ii), Seller shall, at the Closing, assign to Purchaser all of Seller's rights, if any, to receive a condemnation award for the Property except for any such award or awards or portion thereof payable to Seller as compensation for resulting loss (including, without limitation, loss of good will) or other negative impact to Seller's business operations at the Property. If Purchaser fails to notify Seller of Purchaser's election within such five (5) day period, Purchaser shall be deemed to have elected option (i) above.

           5.3 CASUALTY. If any material portion of the Property is destroyed or damages by any casualty, including, without limitation, fire, flood or earthquake before the Closing Date, Seller shall immediately give Purchaser written notice of such casualty. Within the five (5) day period immediately following the date Seller delivers such notice, Purchaser shall elect either (i) to terminate this Agreement and cancel Escrow or (ii) proceed with the purchase of the Property and consummate the transaction contemplated under this Agreement in accordance with its terms. If Purchaser elects option (ii), Seller shall, at the Closing, assign to Purchaser all of Seller's rights, if any, to receive insurance proceeds for such casualty which shall be distributed to Seller pursuant to the terms of the Lease. If Purchaser fails to notify Seller of Purchaser's election within such five (5) day period, Purchaser shall be deemed to have elected option (i) above.

                                   ARTICLE 6

                             BROKERAGE COMMISSIONS

           6.1 BROKERS. Seller and Purchaser each represent to the other that no broker has been involved in connection with this transaction. If any claims for brokerage commissions or fees are ever made against Seller or Purchaser relative to the transactions contemplated by this Agreement, the party whose actions or commitments form the basis of such claims shall indemnify and hold the other party free and harmless from and against any and all such claims (including, without limitation, reasonable attorneys' fees).

                                   ARTICLE 7

                                 MISCELLANEOUS

           7.1 SURVIVAL OF TERMS. The representations and warranties made herein by Seller and Purchaser shall only survive for twelve (12) months following the Closing. Except to the extent of claims of specific breaches of such representations and warranties made in writing by one party and delivered to the breaching party by the end of said twelve-month period, no party shall have any liability with respect to such representations and warranties after the end of said twelve-month period. The other obligations of the parties hereto shall not survive the termination of this Agreement or Closing, as applicable, except as specifically provided in this Agreement.

           7.2 BINDING EFFECT AND ASSIGNMENT. The terms, conditions and covenants of this Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors, beneficiaries and assigns; provided, however, neither Seller nor Purchaser may convey, assign or transfer any interest whatsoever of, in or to this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld, conditioned or delayed.

           7.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties relating to the transaction contemplated herein. All prior or contemporaneous agreements, understanding, representations, statements, oral or written, are merged into this Agreement and shall be of no further force or effect. This Agreement may be amended only by a writing signed by the parties.

           7.4 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and are not intended to govern, limit or aid the interpretation of this Agreement and shall not in any way affect the meaning of this Agreement.


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

           7.5 INTERPRETATION. Whenever the context so requires, the singular and the plural shall each be deemed to include the other, and each of the masculine, the feminine and the neuter shall each be deemed to include the others. This Agreement shall be construed as a whole and in accordance with its fair meaning, it being agreed that both parties participated in the negotiation and drafting hereof.

           7.6 NOTICES. Any notice, consent, approval or other communication required or permitted relative to this Agreement shall be in writing and shall be personally served, delivered by over-night courier or deposited in the United States mail, first-class, certified, registered, postage prepaid, return receipt requested, addressed to such party, at its address shown below. Either party may change its address for the purposes of this Section 7.6 by giving written notice of such change to the other party in the manner provided in this Section 7.6.

                  SELLER:
                  -------

                  Northern Automotive Corporation
                  645 E. Missouri Avenue
                  Phoenix, Arizona  85012
                  Attention:  Legal Department

                  PURCHASER:
                  ----------

                  Transatlantic Realty, Inc.
                  c/o The Trump Group
                  4 Stage Coach Road
                  East Brunswick, New Jersey 08816
                  Attention: James M. Lieb, Esq.

           Any such notice, consent, approval or other communication shall be deemed delivered when received or when returned to sender undelivered when sent by United States mail as provided herein.

           7.7 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of Arizona without reference to conflicts of law.

           7.8 SEVERABILITY. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

           7.9 ATTORNEYS' FEES. In the event that either party institutes an action or proceeding against the other relating to this Agreement, the unsuccessful party in such action or proceeding agrees to reimburse the successful party herein for its reasonable expenses of attorneys' fees and costs of litigation.

           7.10 WAIVER. No waiver by either party of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or of any subsequent breach by the other party of the same provision.

           7.11 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision of the same.

           7.12 COVENANT OF GOOD FAITH. In exercising their respective rights and in performing their respective obligations under this Agreement, the parties shall always act reasonably and in good faith and deal fairly with one another.

           7.13 INACTION AS APPROVAL. Except as otherwise provided herein, whenever a party has the right to approve or disapprove a matter provided in this Agreement in writing within a specified period of time, the failure of such party to affirmatively approve or disapprove the same in writing during the specified period of time shall be deemed to be its unconditional approval of such matter. Where no specific period of time for approval or disapproval is provided in this Agreement, the close of business on the Closing Date shall be deemed to be the expiration of the period of time for approval or disapproval.

           7.14 REFERENCE TO DAYS. Each reference in this Agreement to days shall be deemed a reference to calendar days.

           7.15 OTHER DOCUMENTS. Each party agrees to sign any other and further documents and instruments as may be reasonably necessary in order to accomplish the intent of this Agreement.

           7.16 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the Effective Date.

                                          PURCHASER:

                                          TRANSATLANTIC REALTY, INC.,
                                          a Delaware corporation


                                          By:__________________________________
                                          Its Vice President


                                          SELLER:

                                          NORTHERN AUTOMOTIVE CORPORATION,
                                          an Arizona corporation


                                          By:__________________________________
                                          Its Vice President

                                          By:__________________________________
                                          Its Assistant Secretary



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